UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

HANSEN NATURAL CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HANSEN NATURAL CORPORATION

550 Monica Circle, Suite 201

Corona, California 92880

SUPPLEMENT TO PROXY STATEMENT

DATED APRIL 8, 2011

FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2011

We have previously sent to our stockholders proxy materials in connection with the solicitation of proxies for use at our 2011 Annual Meeting of Stockholders to be held on Thursday, May 19, 2011 (the “Annual Meeting”), including our Proxy Statement dated April 8, 2011, which contains important information about the matters to be acted upon at the Annual Meeting. Such matters include, among others, the approval of the Hansen Natural Corporation 2011 Omnibus Incentive Plan attached as Exhibit A to the Proxy Statement (the “2011 Incentive Plan”).

Following our review of the recent ISS Proxy Advisory Services (“ISS”) analysis of the matters to be acted upon at the Annual Meeting, we amended Section 3.1(b) of the 2011 Incentive Plan to eliminate the liberal share recycling provision, which allowed the Company to increase the number of shares available for issuance under the 2011 Incentive Plan in specified circumstances. This provision was inadvertently included in the text of the 2011 Incentive Plan when the 2011 Incentive Plan was filed with our Proxy Statement. The full text of the 2011 Incentive Plan, as restated to reflect such amendment, is attached as Exhibit 10.1 to our Current Report on Form 8-K dated and filed on May 6, 2011.

We believe that such amendment effectively addresses any concerns raised in the ISS analysis.

We intend to present the 2011 Incentive Plan, as amended as described above, to stockholders for approval at the Annual Meeting.

Our Board of Directors continues to  recommend a vote “FOR” approval of the 2011 Incentive Plan, as amended as described above.  Your vote is important.  If you have not already voted, we encourage you to do so at this time.

If you have voted or hereafter vote your shares by proxy for approval of the 2011 Incentive Plan, such vote will constitute a vote for the approval of the 2011 Incentive Plan, as amended as described above.

If you have already voted your shares by proxy and wish to change your vote, you may revoke your proxy at any time before voting takes place at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) delivering a written notice of revocation to our Secretary at our principal executive offices; (ii) voting again over the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) or, if you requested and received written proxy materials, by signing and returning a new proxy card with a later date; or (iii) by attending the Annual Meeting and voting in person.

If you are a beneficial owner, you may revoke your proxy and change your vote at any time before the Annual Meeting by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting and voting in person.

Your attendance at the Annual Meeting alone will not revoke your proxy.

Sincerely,

/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer

Corona, California

May 6, 2011

This supplement is first being released to stockholders on or about May 6, 2011. This supplement to the Proxy Statement should be read together with the Proxy Statement. The information contained in this supplement modifies or supersedes any inconsistent information contained in the Proxy Statement. The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission issued thereunder.